   Exhibit 5.2

CONSENT OF EXPERT

August 26, 2019

Eldorado Gold Corporation

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re: Eldorado Gold Corporation

I, Colm Keogh, do hereby consent to:

(1)
the filing of the written disclosure regarding (i) the “NI 43-101 Technical Report Skouries Project Greece” effective January 1, 2018; (ii) the “Technical Report for the Lamaque Project, Quebec, Canada” effective March 21, 2018; and (iii) the description of mineral reserves and other information pertaining to these projects, including extracts from or a summary of these projects (together, the “Technical Disclosures”), in relation to the Annual Information Form of Eldorado Gold Corporation (the “Company”) for the period ended December 31, 2018 (the “AIF”);

(2)
the Technical Disclosures contained in or incorporated by reference into the Company’s Form F-10 Registration Statement (the “Form F-10”), being filed with the United States Securities and Exchange Commission and any amendments thereto;

(3)
the use of my name in the AIF and Form F-10; and

(4)
the incorporation by reference of the AIF into the Form F-10.

By:	/s/ Colm Keogh
Colm Keogh, P.Eng.
AMC Mining Consultants (Canada) Ltd.